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                                                                    EXHIBIT 23.5

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of the Annual Report on Form 10-K, for the year ended December 31, 2002, for Cheniere Energy, Inc. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such Annual Report of our reserve reports incorporated therein, and references to our name in the form and context in which they appear.

                                     /s/ RYDER SCOTT COMPANY, L.P.
                                     -----------------------------------
                                     RYDER SCOTT COMPANY, L.P.

December 18, 2003
Houston, Texas